EXIBIT 99

                                                                 NEWS RELEASE
                                                                    Contacts:
                                Investor: Patrick Fossenier   1+ 650-378-5353
                              News Media: Gary Frantz         1+ 650-378-5335



              CON-WAY INC. REPORTS SECOND-QUARTER 2008 RESULTS



SAN MATEO, Calif.-July 23, 2008-Con-way Inc. (NYSE:CNW) today reported net income from continuing operations for the second quarter of 2008 of $47.1 million (after preferred stock dividends), or 98 cents per diluted share. The results compared to second-quarter 2007 net income from continuing operations

(after preferred stock dividends) of $47.7 million, or 99 cents per diluted share.



Earnings from continuing operations in the 2007 second quarter included a charge of 10 cents per diluted share for vehicle casualty claims costs, and a benefit of 5 cents per diluted share from the effect of discrete tax items.



Revenue in the 2008 second quarter was $1.34 billion, an increase of 24.8 percent from last year's revenue of $1.07 billion, complemented by acquisitions completed in 2007, and reflecting organic growth.  Operating income in the 2008 second quarter was $94.9 million, an increase of 22.2 percent compared to $77.6 million earned in the second quarter a year ago.



Net income to common shareholders in the 2008 second quarter was $48.7 million, or $1.02 per diluted share. This compares to previous-year net income of $46.4 million, or 96 cents per diluted share. The 2008 second-

quarter net income included a net gain of 4 cents per diluted share from discontinued operations. The 2007 second-quarter net income included a loss from discontinued operations of 3 cents per diluted share.



Commenting on the quarter, Con-way President and CEO Douglas W. Stotlar said,

"Our enterprise turned in commendable results despite a challenging business environment and the inflationary effect of unprecedented fuel prices."



Con-way Freight, the company's less-than-truckload (LTL) unit, posted solid revenue and yield gains, benefiting from improved market responsiveness and increasing customer recognition of its transit time performance advantage.

"Targeted growth initiatives, implemented late last year at our LTL unit,

continued to produce market share gains," said Stotlar. "We also began to see indications of a more stable pricing environment in the quarter."



In the truckload sector, the weak economy drove a reduction in capacity as carriers continued to exit the market throughout the first half of 2008.

"The trend of capacity leaving the market is improving the supply/demand balance which is benefiting Con-way Truckload," Stotlar said. "Our Truckload unit did an excellent job in managing costs, and taking advantage of synergy opportunities with its sister companies to reduce empty miles and improve asset utilization."



Menlo Worldwide Logistics recorded a double-digit increase in net revenue for the quarter, reflecting a combination of revenues from 2007 acquisitions,

organic growth and a consistent win rate for new projects.  While overall

Menlo managed its core business operations well, profits were affected by higher than expected costs related to China activities, and two customer-

specific issues which were resolved in the quarter. "Integration of our acquisition in China is proceeding at a slower pace than planned, so our expectations for profit from this operation will take a longer time horizon to realize," Stotlar noted. "Our expansion strategy in Asia is playing out from a growth perspective; we expect to see operating results improve through the remainder of the year."



The effective tax rate for the 2008 second quarter was 39.7 percent compared to 34.2 percent in the same period of 2007.  The 2007 tax rate was affected by discrete tax adjustments which decreased the effective tax rate.



FREIGHT



For the 2008 second quarter, Con-way Freight, the company's regional less-

than-truckload operations, reported:



   * Operating income of $77.4 million, an increase of 7.2 percent from the

     $72.2 million earned in the year-ago period.



   * Revenues of $824.0 million, a 10.6 percent increase over last year's second-quarter revenues of $744.9 million.



   * Tonnage per day handled by Con-way Freight increased 1.9 percent over the previous-year second quarter.



   * Yield for Con-way Freight improved 9.6 percent from the previous-year second quarter. Excluding the fuel surcharge, yield improved 1.2 percent.



   * Con-way Freight recorded an operating ratio of 90.8 in the 2008 second quarter compared to 90.5 in second-quarter 2007.



The 2008 second quarter had rebranding expense of $1.3 million compared to

$2.9 million in 2007. The company completed Con-way Freight's rebranding in the second quarter.



LOGISTICS



For the second quarter of 2008, Menlo Worldwide Logistics, the company's global logistics and supply chain management operations, reported:



   * Operating income of $5.0 million, a 28.6 percent decrease from $6.9 million earned in the second quarter of 2007. Income decreased due to an operating loss in China, a charge related to a current customer, and a bad debt write-off.



   * Revenue of $377.1 million, up 16.4 percent from the previous-year second-quarter revenue of $323.9 million.



   * Net revenue of $126.6 million, an increase of 19.6 percent compared to

     $105.9 million in the previous-year second quarter. Net revenue increased primarily from organic growth and new revenues gained from

     Asia acquisitions completed late last year.



TRUCKLOAD



Results for the Truckload segment reflect the combined operations of Con-

way's former truckload division and Contract Freighters, Inc., which Con-way acquired in August 2007, and renamed Con-way Truckload in January 2008. For the second quarter of 2008, the company's full-truckload transportation operations reported:



   * Operating income of $12.4 million.



   * Revenue of $137.4 million, after the elimination of $44.2 million in inter-company revenues.



   * Operating ratio before inter-company eliminations and exclusive of fuel surcharges was 90.6.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer manufacturing unit as well as other corporate activities. These activities produced a small profit during both the 2008 and 2007 second quarters.



2008 OUTLOOK



Con-way is maintaining its outlook for 2008 full-year diluted earnings per share from continuing operations at between $3.00 and $3.40 based on an assumed number of diluted shares outstanding of 48.2 million.



Con-way's effective tax rate is expected to be 39 percent for the year.



INVESTOR CONFERENCE CALL



Con-way will host a conference call for the investment community tomorrow,

Thursday, July 24 at 11:00 a.m., Eastern Daylight Time (8:00 a.m.

Pacific). On the call, management will review results of the quarter ending on June 30.



The call can be accessed by dialing (866) 264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 51060587.  An Internet replay of the presentation will also be available at the Con-way web site.


Con-way Inc. (NYSE:CNW) is a $4.7 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and

Menlo Worldwide Logistics. These operating units provide high-performance,

day-definite less-than-truckload and full truckload and intermodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at

www.con-way.com.


                    FORWARD-LOOKING STATEMENTS


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the acquisition of Transportation Resources, Inc. and its subsidiaries, including Contract Freighters, Inc. (collectively, "CFI"), and related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges and the effect of ongoing litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal antitrust laws, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the acquisition of CFI and related financing (including integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company; environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2007 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.


                                 Con-way Inc.
                      Statements of Operating Results
                (Dollars in thousand except per share amounts)

                            Three Months Ended            Six Months Ended
                                 June 30,                     June 30,
                           ---------------------       ----------------------
                            2008           2007         2008           2007
                           --------     --------       ---------    ---------
                                                                        (c)

REVENUES

   Freight               $  824,008     744,922        1,567,328    1,424,612
   Logistics (a)            377,138     323,909          718,598      644,390
   Truckload (b)            137,363       1,289          253,332        2,237
   Other                      1,176       3,597            2,008        4,669
                         ----------     --------      ----------    ---------
                         $1,339,685   1,073,717        2,541,266    2,075,908
                         __________     ________      __________    _________


OPERATING INCOME (LOSS)

    Freight              $   77,375      72,152          113,452      119,830
    Logistics                 4,954       6,935           11,217       13,471
    Truckload (b)            12,436      (2,306)          22,712       (2,969)
    Vector                       -           -                -        (2,699)
    Other                        95         840            1,487         (892)
                          ---------     --------       ----------    ---------
                             94,860      77,621          148,868      126,741


Other Expense, net           13,869       2,501           28,078        5,829
                          ---------     --------       ----------    ---------

Income before Tax Provision  80,991      75,120          120,790       120,912
  Income Tax Provision       32,185      25,670           47,872        44,826
                          ---------     --------       ----------    ---------

Income from
 Continuing Operations       48,806      49,450           72,918        76,086
                          ---------     --------       ----------    ---------


Discontinued Operations, net of tax

  Gain (Loss) from Disposal   1,609      (1,310)           1,609         1,609
                          ---------     --------       ----------    ---------
                              1,609      (1,310)           1,609         1,609

Net Income                   50,415      48,140           74,527        77,695

  Preferred Stock Dividends   1,717       1,765            3,373         3,479

                          ---------     --------       ----------    ---------
NET INCOME AVAILABLE TO
  COMMON SHAREHOLDERS    $   48,698      46,375           71,154        74,216
                         __________     ________       __________    _________


NET INCOME FROM CONTINUING
  OPERATIONS AVAILABLE
  TO COMMON SHAREHOLDERS $   47,089      47,685           69,545        72,607
                         __________     ________       __________    _________



Weighted-Average Common Shares Outstanding

  Basic                  45,371,033   45,286,315      45,300,860    45,636,617
  Diluted                48,226,467   48,415,928      48,203,635    48,757,823



Earnings (Loss) Per Common Share

  Basic
    Net Income from
     Continuing Operations   $  1.04      $ 1.05          $ 1.54        $ 1.59
    Gain (Loss) from Disposal   0.03       (0.03)           0.03          0.04
                            ---------     --------       ----------    --------
                             $  1.07      $ 1.02          $ 1.57        $ 1.63
                           __________     ________       __________    ________



 Diluted
    Net Income from
     Continuing Operations   $  0.98      $ 0.99          $ 1.45        $ 1.50
    Gain (Loss)
     from Disposal              0.04       (0.03)           0.04          0.03
                            ---------     --------       ----------    --------
                             $  1.02      $ 0.96          $ 1.49        $ 1.53
                           __________     ________       __________    ________



                    ****************************************************



(a) Menlo Logistics' net revenues

   Revenues              $  377,138       323,909        718,598      644,390
   Purchased
       Transportation      (250,507)     (217,998)      (465,959)    (434,356)
                          ----------     --------      ----------    ---------
   Net revenue            $ 126,631       105,911        252,639      210,034
                          __________     ________      __________    _________


(b) Effective August 23, 2007, Con-way acquired Contract Freighters, Inc. and affiliated companies (collectively, "CFI"). Under purchase-method accounting, CFI's operating results are included in Con-way's statements of operating results only for periods subsequent to the acquisition.

(c) During the fourth quarter of 2007, Con-way identified adjustments related to the first quarter of 2007. Con-way has determined that those adjustments were not material to either the first or fourth quarter. However, for a more accurate presentation, Con-way has elected to revise the first quarter of 2007 by decreasing net income from continuing operations by $4.1 million ($0.09 diluted share).

Results of Con-way Truckload and RSI were previously reported in the Freight segment. In connection with the acquisition of CFI, a new Truckload segment was created. Accordingly, the operating results of Con-way Truckload are reported in the Truckload segment and the results of RSI are reported in the Other segment and prior periods have been reclassified to conform to the current presentation.


                                 Con-way Inc.
                           Condensed Balance Sheets
                            (Dollars in thousands)


ASSETS                  June 30, 2008             December 31, 2007

Current assets        $    1,013,805              $        855,478
Property, plant
 and equipment, net        1,449,462                     1,458,788
Other assets                 734,473                       703,414
                       -------------              ----------------
      Total Assets    $    3,197,740              $      3,017,680




LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      779,870              $        681,492
Long-term debt
 and guarantees              930,212                       955,722
Other long-term
 liabilities and
 deferred credits            502,577                       471,370
Shareholders'
  equity                     985,081                       909,096
                       -------------              ----------------
Total Liabilities and
 Shareholders' Equity  $   3,197,740              $      3,017,680